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                                                                Exhibit 10.12

                       [CONFIDENTIAL TREATMENT REQUESTED]
                        INDICATES MATERIAL THAT HAS BEEN
                       OMITTED AND FOR WHICH CONFIDENTIAL
                     TREATMENT HAS BEEN REQUESTED, ALL SUCH
                      OMITTED MATERIAL HAS BEEN FILED WITH
                      THE COMMISSION PURSUANT TO RULE 406.


                              STRATEGIC AGREEMENT

                                    BETWEEN

                               TRIDEX CORPORATION

                                      AND

                                    OKIDATA

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                               TABLE OF CONTENTS


The Overriding Character of this Agreement .................................  1

Duration and Termination ...................................................  2

Sales and Marketing Responsibility .........................................  2

Manufacturing Responsibility ...............................................  3

Right of First Refusal .....................................................  3

Proprietary Rights and Non-disclosure ......................................  3

Disputes ...................................................................  4

Notice .....................................................................  5

Force Majeure ..............................................................  5

Entire Agreement ...........................................................  5

Controlling Law ............................................................  5

Assignment .................................................................  5

Non-Waiver .................................................................  5

Paragraph Headings .........................................................  5

Severability ...............................................................  6

Independent Contractors ....................................................  6
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                              STRATEGIC AGREEMENT

This is a Strategic Agreement dated as of ___________________, between Tridex Corporation, a Connecticut Corporation, with offices at 61 Wilton Road, Westport CT 06880 (hereinafter "TPG") and OKIDATA, a Division of Oki America, Inc., a Delaware Corporation, with offices at 532 Fellowship Road, Mt. Laurel, NJ 08054 (hereinafter "Okidata").

Whereas, Okidata is a company engaged in the development, manufacture, marketing, sales, and service of computer peripherals and related consumables.

Whereas, TPG is a Division of Tridex Corporation engaged in the development, manufacture, and sale of Point of Transaction/Sale Systems.

Whereas, both companies desire to use their resources, alliances, and knowhow to grow together in the Point of Transaction/Sale marketplace.

Now therefore, in consideration of the mutual promises hereinafter set forth, and intending to be legally bound, the parties agree as follows:

A.  The Overriding Character of this Agreement

    1. Unless otherwise agreed by both parties in writing, This Strategic Agreement applies to all present and future Subsidiary Agreements, both domestic and international, between the parties, their subsidiaries and affiliates as it relates to sales and purchases of equipment utilized in the Point of Transaction/Sale Marketplace as further described in section four of this clause. Each Subsidiary Agreement will be appended to this Strategic Agreement as an addendum after its execution by the parties.

    2. Unless otherwise agreed by both parties in writing for a specific transaction, no inconsistent or additional term or condition in any Subsidiary Agreement shall be applicable to a transaction within the scope of this Strategic Agreement. Both parties specifically agree that any terms and conditions in any Subsidiary Agreements which are in any way inconsistent with this Strategic Agreement shall be inapplicable and the terms of this Strategic Agreement shall govern unless such terms and conditions clearly indicate to the contrary.

    3. The parties agree to use reasonable efforts to place a legend on each Subsidiary Agreement within the scope of this Strategic Agreement substantially as follows:

            "This Agreement is subject to the provisions of a Strategic Agreement dated ___________________, between the parties."

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                The terms of this Strategic Agreement shall, however, apply to any Subsidiary Agreement under its terms regardless of whether any such legend shall have been placed on same.

        4. This Strategic Agreement will apply to forty column or less dot matrix printer products and thermal printer products which are used in equipment designed to support Point of Transaction/Sale processing (hereinafter "Products").

        5. The parties will strive to produce products, sub-components, accessories, and consumables which provide the lowest cost and best value possible for the Point of Transaction/Sale marketplace.

B.      Duration and Termination

        1. The effective date of this Strategic Agreement is _____________. Unless canceled according to the provisions of subparagraphs 2 and 3, below, this Agreement shall be in force and effect for a period of five (5) years from the effective date.

        2. In case either party shall breach this Agreement or any attachments hereto, or be in default of the effective performance or any of the terms, conditions, covenant or agreements contained in this Strategic Agreement or any Subsidiary Agreement, the other party may give to such breaching or defaulting party written notice of such breach or default, and if such breaching or defaulting party does not effect an adequate cure thereof within sixty (60) days after the date of said notice, this Strategic and all Subsidiary Agreements may be terminated at the option of the complaining party by dispatch of written notice to that effect. The foregoing is in addition to any rights or remedies the non-defaulting party may have in law or in equity.

        3. In the event that one of the parties to this agreement ceases to carry on its business or becomes the subject of any proceedings under state or federal law for the relief of debtors or otherwise become insolvent, bankrupt, or makes an assignment for the benefit of creditors, the other party, at its option, may terminate this Strategic Agreement or any Subsidiary Agreement by written notice to said party.

C.      Sales and Marketing Responsibility.

                The parties agree to review various territories throughout the world, with the exception of the United States and Canada, which Territories remain the exclusive territories of TPG, for the development and implementation of Exclusive Sales Agreements for Products, which agreements upon execution by duly authorized representatives of the parties, shall be subsidiary Agreements. All Exclusive Sales Agreements will include at a minimum, the geographic territory boundaries to which they apply, the Products and services to be offered, and a sales volume forecast.



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D.  Manufacturing Responsibility

        1. Unless further Agreed by the parties, or allowed under the terms of this Strategic Agreement, Okidata will not manufacture Products as defined in this Agreement for the term of this Strategic Agreement.

        2. TPG will purchase all dot matrix printer mechanisms and controls in kit form for Ithaca division produced products (hereinafter "Kits"), from Okidata for the term of this Agreement.

E.  Right of First Refusal

            Okidata will first approach TPG for additional Products as defined in this Agreement it may need but are not yet available from TPG, to fulfill customer needs within any Exclusive Sales Territory. TPG will be given a reasonable time (not to exceed sixty days) to review and evaluate such Product needs and decide whether or not it can produce same for Okidata within the specifications, costs, and time frames required. If TPG cannot meet these requirements, then Okidata may source the Product from other sources including Okidata facilities, all other terms and conditions hereof notwithstanding.

F.  Proprietary Rights and Non-disclosure

        1. Each party acknowledges that in the implementation of this Strategic Agreement it may receive information from the other which is considered to be a proprietary trade secret or which is copyrighted, trademarked or patented. Each party agrees to treat as confidential all such information received by it and so designated in writing as confidential, or if so designated verbally, said designation being confirmed in writing within ten (10) days. Said confidential information shall be held and used with the same degree of care to avoid disclosure as the receiving party would employ with respect to its own proprietary trade secret, confidential, or proprietary information.

        2. The following information shall be deemed proprietary and confidential or as representing trade secret information and the obligation of this article shall not apply to any such material which:

            a. is known to the receiving party from third parties at time of receipt;

            b. is or becomes publicly known through no wrongful act of the receiving party;

            c. is developed independently by the receiving party; or

            d. is approved for release by written authorization from whichever party owns the information in question.





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   3. Except as required by law or to conform with the law, neither party will advertise, issue press releases or otherwise disclose the existence of this Agreement or any terms hereof or arrangements hereunder without the other parties prior written consent.

   4. The provisions of this paragraph F shall survive termination of this Agreement for any reason.

   5. The parties acknowledge that there is no adequate remedy at law for a breach by any party of the provisions of this paragraph F and agree that the non-breaching party shall have the right to seek and obtain injunctive relief with respect to any breach or threatened breach of the provisions of this paragraph F by the other party, provided that the right shall in no way diminish the jurisdiction of the arbitration provisions of paragraph G except in respect to the specific provisions of this paragraph.

G. Disputes

      Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the rules of the alternative dispute resolutions firm JAMS/Endispute or its successor or if no such successor exists, the Commercial Arbitration
      Rules of the American Arbitration Association, said arbitration to take place in Philadelphia, Pennsylvania, and judgement upon the award rendered by the arbitrator(s) may be entered into any court having jurisdiction thereof, and shall be non-appealable and fully enforceable.

H. Notice

      Any notice, request, demand, or other communication that is required or permitted under this Agreement shall be deemed properly given if it is deposited in the United States Mail, postage prepaid, properly addressed as follows:

         1. If to The Printer Group;     7 Laser Lane
                                         Wallingford, CT 06492
                                         Attn.: Bart Shuldman
                                                President

         2. If to Okidata;               OKIDATA, Division of Oki America, Inc.
                                         532 Fellowship Road
                                         Mt. Laurel, NJ 08054
                                         Attn.: David L. Vaughn
                                                Manager, Legal Affairs
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I.  Force Majeure

        Neither party shall be liable for any default hereunder due to causes beyond its reasonable control and occasioned without its fault or negligence including, but not limited to, acts of God, public enemy, fire, flood, shipwreck, strikes, freight and shipping embargoes, governmental order, regulations or action, provided that, in order to excuse its default hereunder for any one or more of the reasons enumerated above, upon the occurrence thereof, said party shall notify immediately the other of the existence of any such causes and best efforts will be made to correct the problem.


J.  Entire Agreement

        This Strategic Agreement contains the entire understanding of the parties hereto with respect to the subject matter hereof, there being no contemporaneous understandings, agreements or representations, promises or inducements whatsoever except any Subsidiary Agreements, and supersedes all prior agreements, promises, representations and warranties, written or verbal, between the parties.

K.  Controlling Law

        The validity, interpretation, and performance of this agreement shall be governed under the laws of the state of New Jersey without giving effect to its conflict of laws provisions.



L.  Assignment

        Neither party shall have the right to assign or otherwise transfer its rights and obligations under this Strategic Agreement or any Subsidiary Agreement except to a subsidiary of such party or with the prior written consent of the other party.

M.  Non-Waiver

        The failure of either party to enforce at any time the terms, conditions, requirements, or any other provisions of this Strategic or any Subsidiary Agreement shall not be construed as a waiver by such party of any right regarding any succeeding non-performance of the same term, condition, requirement or any other provision.

N.  Paragraph Headings

        The headings of paragraphs contained herein are for convenience and reference only and are not a part of this Strategic Agreement, nor in any way affect the interpretation thereof.

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O.   Severability

        The parties agree that if any portion of this Strategic Agreement or any Subsidiary Agreement shall be held illegal and/or unenforceable, the remaining portions of this Strategic Agreement shall continue to be binding and enforceable provided that the remaining portion of this said Agreement would not defeat the overall business intent of the parties, or give one party any substantial financial benefit to the detriment of the other party.

P.  Independent Contractors

        The relationship of the parties as established under this Strategic Agreement shall be and at all times remain one of independent contractors, and neither party shall at any time or in any way represent itself as being an agent, partner or other representative of the other party or as having authority to assume or create obligations or otherwise act in any manner on behalf of the other party.

IN WITNESS WHEREOF, the parties have executed this Strategic Agreement by duly authorized representatives as of the date first set forth above.


Tridex Corporation                      OKIDATA, Division of Oki America, Inc.


By:  /s/ Seth M. Lukash                 By:  /s/ David L. Vaughn
   ----------------------------            -------------------------------

Name:  Seth M. Lukash                   Name:  David L. Vaughn
     --------------------------              -----------------------------
     (Printed or Typewritten)                (Printed or Typewritten)

Title: Chairman CEO                     Title: Mgr., Legal Affairs
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Date:  May 9, 1996                      Date:  May 8, 1996
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